News Release: IMMEDIATE RELEASE
For further information, contact:

Susan Matthews, Media	317.590.3202
Suzie Singer, Corporate Communications	812.376.1917
Greg Ehlinger, Chief Financial Officer	812.379.7603
Conference call, 1:00 P.M., EST January 25, 2006	866.868.1109
Confirmation #13691702
Replay available at http://www.irwinfinancial.com/ir-set.html

IRWIN FINANCIAL CORPORATION ANNOUNCES
CONSIDERATION OF STRATEGIC ALTERNATIVES FOR CONVENTIONAL FIRST MORTGAGE OPERATIONS AND PROVIDES UPDATED EARNINGS GUIDANCE

(Columbus, IN, January 25, 2006) Irwin Financial Corporation (NYSE: IFC), a bank holding company focusing on small business and mortgage banking today announced that it is considering strategic alternatives for the conventional first mortgage business, including the potential sale of Irwin Mortgage. The Corporation has engaged JPMorgan as its financial advisor in this process.

"Irwin Financial Corporation has grown rapidly over the past twenty years and continues to see significant growth opportunities. In particular, our two commercial lines of business are growing very well, earning attractive, stable and predictable rates of return. We expect that their results in 2005 will show record net income for each of these two segments," said Will Miller, Chairman of Irwin Financial.

"However, over the past five years we have seen significant changes in the market for conventional first mortgages," Miller continued. "The customer experience has changed through technological advances, borrower sophistication and the apparent willingness of large lenders to price using aggressive assumptions about the value of cross selling opportunities. In addition, while we have enjoyed nearly 25 years of a long-term decline in interest rates, that is unlikely to repeat in the foreseeable horizon. Finally, our conventional mortgage operations, particularly our servicing activities have grown to a size where we believe they can be managed and grown more effectively within another organization. These factors have led us to make the strategic decision that the conventional first mortgage banking business is no longer a good fit with IFC.

"The commercial segments of our business (Irwin Union Bank and Irwin Commercial Finance) are strong performers and on the consumer side, Irwin Home Equity has developed strengths in mortgage credit evaluation, administration, and servicing that will permit us to serve niches within the mortgage market that have more consistent margins and less volatility. Our Corporation has successfully created start-ups, grown acquisitions, and exited lines of business before when they were no longer a good strategic fit. We have had a very good run with our colleagues at Irwin Mortgage, but need to make changes in our strategies in reaction to changes in the environment. This is a strategic change to help the Corporation to continue to enjoy creditworthy, profitable growth in the long-term," Miller concluded.

Due to reduced operating margins in both its mortgage banking segments and servicing right impairment in its first mortgage segment, the Corporation expects net income for the fourth quarter of 2005 to be substantially less than its earlier guidance that quarterly income would be approximately equal to the $0.48 per share earned in the fourth quarter of 2004. The two mortgage segments are each expected to have a small net loss for the quarter. Notwithstanding disappointing results for its mortgage segments, management believes the Corporation's commercial banking and finance segments will have combined to report record quarterly net income for the fourth quarter of 2005 as a result of good credit quality and net interest income in the commercial portfolios.

These are estimates, made prior to final compilation of financial results. The Corporation plans to report fourth quarter 2005 results shortly.

About Irwin Financial

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation, through its principal lines of business - Irwin Mortgage Corporation, Irwin Union Bank, Irwin Home Equity Corporation and Irwin Commercial Finance - provides a broad range of financial services to consumers and small businesses in selected markets in the United States and Canada.

About Forward-Looking Statements

This press release contains forward-looking statements and estimates that are based on management's expectations, estimates, projections, and assumptions. These statements and estimates include but are not limited to earnings estimates and projections of financial performance and profitability, and projections of business strategies and future activities. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance. Words that convey our beliefs, views, expectations, assumptions, estimates, forecasts, outlook and projections or similar language, or that indicate events we believe could, would, should, may or will occur (or might not occur) or are likely (or unlikely) to occur, and similar expressions, are intended to identify forward-looking statements, which may include, among other things:

  statements and assumptions relating to projected growth in our earnings, projected loan originations, net interest and margins, and the relative performance of our lines of business;
  statements and assumptions relating to projected trends or potential changes in our asset quality, loan delinquencies, charge-offs, reserves and asset valuations, including valuations of our servicing and residual portfolios and incentive servicing fees;
  statements about strategic changes in connection with our conventional first mortgage business; and
  any other statements that are not historical facts.

We qualify any forward-looking statements entirely by these cautionary factors.

Actual future results may differ materially from what is projected due to a variety of factors including: potential changes in volatility and relative movement (basis risk) of interest rates, which may affect consumer demand for our products and the success of our interest rate risk management strategies; staffing fluctuations in response to product demand; the relative profitability of our lending operations; the valuation and management of our residual, servicing and derivatives portfolios, including assumptions we embed in the valuation and short-term swings in the valuation of such portfolios due to quarter-end movements in secondary market interest rates which are inherently volatile; borrowers' refinancing opportunities, which may affect the prepayment assumptions used in our valuation estimates and which may affect loan demand; unanticipated deterioration in the credit quality of our loan and lease assets, including deterioration resulting from the effects of recent natural disasters; unanticipated deterioration in or changes in estimates of the carrying value of our other assets, including securities; difficulties in delivering products to the secondary market as planned; challenges we may experience as a result of strategic actions taken in connection with our mortgage banking business; difficulties in expanding our other businesses and obtaining funding as needed; competition from other financial service providers for experienced managers as well as for customers; changes in the value of companies in which we invest; changes in variable compensation plans related to the performance and valuation of lines of business where we tie compensation systems to line of business performance; unanticipated outcomes in litigation; legislative or regulatory changes, including changes in tax laws or regulations, changes in the interpretation of regulatory capital rules, changes in consumer or commercial lending rules or rules affecting corporate governance, and the availability of resources to address these rules; changes in applicable accounting policies or principles or their application to our businesses or final audit adjustments; additional input and consultations on the incentive servicing fee accounting issue and details of the implementation of the new accounting method; or governmental changes in monetary or fiscal policies. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

The Corporation will host a conference call to discuss today's announcement on January 25, 2006, at 1:00 p.m. EST. Greg Ehlinger, Senior Vice President and CFO, and Will Miller, CEO, of Irwin Financial Corporation, will be the speakers on the call. The toll-free number for the call is (866) 868.1109; please tell the operator you would like to join the Irwin Financial call, confirmation #13691702. A replay of the call will be available on the Irwin Financial Corporation website at http://www.irwinfinancial.com/ir-set.html.

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